THE FFB LEXICON FUND

Action By Trustees to Change The Name of the Trust, Redesignate Existing Classes
                           and Establish New Classes

         The undersigned, being a majority of the Trustees of The FFB Lexicon Fund, a Massachusetts business trust ("the Trust"), acting pursuant to Article IX, Section 7 of the Declaration of Trust dated July 24, 1991, as amended, (the "Declaration"), do hereby take the following actions:

         1. Article III, Section 1 of the Declaration is hereby amended to reflect a change in the name of the Trust from The FFB Lexicon Fund to The Evergreen Lexicon Fund.

         2. In accordance with the provisions of Article III, Section 1 of the Declaration, the Intermediate Term Government Securities Fund and Fixed Income Fund series of the Trust are hereby redesignated the "Evergreen Intermediate Term Government Securities Fund" and "Evergreen Intermediate Term Bond Fund", respectively.

         3. In accordance with the provisions of Article III, Section 1 of the Declaration, the two existing classes of shares of the Evergreen Intermediate Term Government Securities Fund and Evergreen Intermediate Term Bond Fund, the Investor Class and the Service Class, are hereby redesignated "Class A Shares" and "Class Y Shares", respectively.

         4. In accordance with the provisions of Article III, Section 1 of the Declaration, two additional classes of shares of the Evergreen Intermediate Term Government Securities Fund and Evergreen Intermediate Term Bond Fund are hereby created, to be known as "Class B Shares" and "Class C Shares".

         IN WITNESS WHEREOF, the undersigned have signed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 19th day of January, 1996.


/s/Laurence B. Ashkin                              /s/Thomas L. McVerry
   Trustee                                            Trustee



/s/Foster Bam                                      /s/William Walt Petit
   Trustee                                            Trustee



/s/James S. Howell                                 /s/Russell A. Salton, III
   Trustee                                            Trustee



/s/Michael S. Scofield                             /s/Gerald M. McDonnell
   Trustee                                            Trustee